Exhibit 99.1

Freshpet, Inc. Reports First Quarter 2018 Financial Results

Reiterates Full Year 2018 Guidance

SECAUCUS, N.J. – May 7, 2018 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its first quarter March 31, 2018.

First Quarter 2018 Financial Highlights Compared to Prior Year Period

•	Net Sales of $43.2 million, up 28.2%
•	Net loss of $3.5 million compared to a net loss of $2.9 million
•	Adjusted EBITDA of $1.8 million compared to $1.9 million

“We are pleased with our start to 2018.  Our first quarter results demonstrate that we can accelerate our growth on top of last year’s strong performance behind our Feed the Growth strategy.  Our compelling advertising, focused innovation, and increased retail presence all contributed to an acceleration in consumption and net sales,” said Billy Cyr, Freshpet’s Chief Executive Officer. “We continue to believe Freshpet is well positioned to meet both our annual and longer-term growth goals.”

First Quarter 2018

First quarter of 2018 net sales increased 28.2% to $43.2 million compared to $33.7 million for the first quarter of 2017. The Company’s core fresh refrigerated product offering grew 31.5% as compared to the same period in the prior year.  Net sales for the first quarter of 2018 were driven by velocity and distribution gains.

Gross profit was $20.1 million, or 46.6% as a percentage of net sales for the first quarter of 2018, compared to $15.8 million, or 46.9% as a percentage of net sales, in the same period last year. For the first quarter 2018, Adjusted Gross Profit was $21.6 million, or 50.1% as a percentage of net sales, compared to $17.2 million, or 51.2% as a percentage of net sales, in the prior year period. The gross profit as a percentage of net sales decline was primarily due to increased labor in advance of a new seven day operation that will commence in the third quarter, higher cost inventory carried in from fiscal 2017, commodity inflation and in-bound freight costs, partially offset by favorable throughput and yield gains. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $23.5 million for the first quarter of 2018 compared to $18.5 million in the prior year period. As a percentage of net sales, SG&A decreased to 54.5% for the first quarter of 2018 compared to 55.1% in the first quarter of 2017. Adjusted SG&A for the first quarter of 2018 was $22.4 million, or a 51.8% as a percentage of net sales, compared to $17.7 million, or 52.4% as a percentage of net sales, in the prior year period. The decrease in SG&A as a percentage of net sales was primarily a result of increased expense leverage on higher sales, partially offset by the planned first quarter increased media spend of $2 million. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $3.5 million for the first quarter of 2018 compared to net loss of $2.9 million for the prior year period.

Adjusted EBITDA was $1.8 million for the first quarter of 2018, compared to $1.9 million in the first quarter 2017. The minor decrease is primarily due to the increased media plan for 2018. As in prior years adjusted EBITDA growth will be weighted towards the back half of the year as the Company benefits from its increased media investment in the first half of 2018. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

Cash and Net Debt

As of March 31, 2018, the Company had cash and cash equivalents of $3.0 million and $6.0 million of debt outstanding under its $30.0 million revolving credit facility that matures in September 2020, which includes the ability to increase the revolving credit facility by an additional $10.0 million.

Outlook

For full year 2018, the Company reiterated its guidance and continues to expect the following results compared to prior year:

•	To exceed net sales of $185 million, an increase greater than 21%
•	To exceed Adjusted EBITDA of $20.0 million, an increase greater than 14%

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through May 21, 2018. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671. The passcode is 13678857.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, our foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and in the United Kingdom. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures (collectively, “the non-GAAP financial measures”) should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A
•	Adjusted SG&A Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before plant start-up expenses and processing and plant depreciation expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before non-cash items related to share-based compensation, leadership transition expenses, fees related to a secondary offering, and fees related to the litigation of a securities lawsuit.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus depreciation and amortization, interest expense, and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, plant startup expense, share-based compensation, warrant fair valuation, secondary fees, leadership transition expenses, launch expenses, and fees related to the litigation of a securities lawsuit.

Management believes that the non-GAAP financial measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation and provides additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,039,341	$2,184,259
Accounts receivable, net of allowance for doubtful accounts	12,099,217	12,721,521
Inventories, net	9,874,896	10,118,394
Prepaid expenses	819,405	1,200,834
Other current assets	829,446	732,960
Total Current Assets	26,662,305	26,957,968
Property, plant and equipment, net	101,663,419	100,598,639
Deposits on equipment	4,902,977	4,370,922
Other assets	1,997,595	1,972,805
Total Assets	$135,226,296	$133,900,334
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	8,466,384	9,173,169
Accrued expenses	5,734,461	7,519,348
Borrowings under Credit Facilities	6,000,000	—
Total Current Liabilities	$20,200,845	$16,692,517
Other liabilities	297,735	304,839
Total Liabilities	$20,498,580	$16,997,356
STOCKHOLDERS' EQUITY:
Common stock	35,139	35,132
Additional paid-in capital	313,929,310	312,783,195
Accumulated deficit	(199,512,416)	(195,991,478)
Accumulated other comprehensive income	275,683	76,129
Total Stockholders' Equity	114,727,716	116,902,978
Total Liabilities and Stockholders' Equity	$135,226,296	$133,900,334

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME

(Unaudited)

	For the Three Months Ended
	March 31,
	2018	2017
NET SALES	$43,169,601	$33,677,572
COST OF GOODS SOLD	23,041,583	17,874,295
GROSS PROFIT	20,128,018	15,803,277
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	23,537,944	18,543,748
LOSS FROM OPERATIONS	(3,409,926)	(2,740,471)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	(22,977)	57,677
Interest Expense	(69,002)	(175,977)
	(91,979)	(118,300)
LOSS BEFORE INCOME TAXES	(3,501,905)	(2,858,771)
INCOME TAX EXPENSE	19,032	20,754
NET LOSS	(3,520,937)	(2,879,525)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,520,937)	$(2,879,525)
OTHER COMPREHENSIVE INCOME:
Change in foreign currency translation	$199,554	—
TOTAL OTHER COMPREHENSIVE INCOME	$199,554	$—
TOTAL COMPREHENSIVE LOSS	$(3,321,383)	$(2,879,525)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.10)	$(0.09)
-DILUTED	$(0.10)	$(0.09)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	35,137,502	33,563,133
-DILUTED	35,137,502	33,563,133

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,520,937)	$(2,879,525)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	5,232	77,164
Loss on disposal of equipment and deposits on equipment	27,879	6,005
Share-based compensation	1,092,260	930,157
Fair value adjustment for outstanding warrants	—	(108,116)
Change in reserve for inventory obsolescence	52,723	81,925
Depreciation and amortization	3,334,348	3,049,127
Amortization of deferred financing costs and loan discount	28,775	40,751
Changes in operating assets and liabilities
Accounts receivable	617,072	90,753
Inventories	190,775	(2,286,483)
Prepaid expenses and other current assets	284,943	275,711
Other assets	281,914	(265,272)
Accounts payable	(829,072)	3,801,808
Accrued expenses	(1,784,887)	(736,952)
Other liabilities	(7,104)	—
Net cash flows provided by (used in) operating activities	(226,079)	2,077,053
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(4,972,701)	(3,270,498)
Proceeds from sale of equipment	—	5,835
Net cash flows used in investing activities	(4,972,701)	(3,264,663)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of options to purchase common stock	53,861	553,221
Proceeds from borrowings under Credit Facilities	6,000,000	—
Repayment of borrowings under Credit Facilities	—	(1,250,000)
Net cash flows provided by (used in) financing activities	6,053,861	(696,779)
NET CHANGE IN CASH AND CASH EQUIVALENTS	855,081	(1,884,389)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,184,259	3,908,177
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,039,341	$2,023,788

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended
	March 31,
	2018	2017
Gross Profit (as reported)	$20,128	$15,803
Depreciation expense (a)	1,491	1,434
Adjusted Gross Profit	$21,619	$17,237
Adjusted Gross Profit as a % of Net Sales	50.1%	51.2%

(a)Represents non-cash depreciation expense included in Cost of Goods Sold.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended
	March 31,
	2018	2017
SG&A expenses (as reported)	$23,538	$18,544
Non-cash share-based compensation (a)	1,028	890
Litigation expense (b)	135	—
Adjusted SG&A Expenses	$22,374	$17,654
Adjusted SG&A Expenses as a % of Net Sales	51.8%	52.4%

(a)Represents non-cash share-based compensation expense.

(b)Represents fees associated with the response to a securities lawsuit, Curran v. Freshpet, Inc. et al, Docket No. 2:16-cv-02263.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN NET INCOME/(LOSS) AND ADJUSTED EBITDA

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended
	March 31,
	2018	2017
	(Dollars in thousands)
Net Loss	$(3,521)	$(2,880)
Depreciation and amortization	3,334	3,049
Interest expense	69	176
Income tax expense	19	21
EBITDA	$(99)	$366
Loss on disposal of equipment	28	6
Launch expense (a)	653	756
Non-cash share-based compensation (b)	1,092	930
Warrant fair valuation (c)	—	(108)
Litigation expense (d)	135	—
Adjusted EBITDA	$1,809	$1,949

(a)Represents new store marketing allowance of $1,000 for each store added to our distribution network as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)Represents non-cash share-based compensation expense.

(c)Represents the change of fair value for the outstanding common stock warrants.  All warrants were converted to common stock in the third quarter of 2017.

(d)Represents fees associated with the response to a securities lawsuit, Curran v. Freshpet, Inc. et al, Docket No. 2:16-cv-02263.